 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

Signet International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51185	16-1732674
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

205 Worth Avenue, Suite 316, Palm Beach, Florida 33480
(Address of principal executive offices)

(561) 832-2000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2010, T. Donaldson, President of Signet International Holdings, Inc. announced the company’s appointment of Arnold J. Cestari, Jr. Esq. as its Chief Operating Officer.  Mr. Cestari, a practicing Massachusetts attorney, brings the negotiating and organizational skills required by Signet to complete its acquisition of the technology necessary to the evolution of its subsidiary, AMG-TV, into one of the first 3D television networks.

“Under the leadership of its President, Terry Elaqua, AMG TV has shown impressive growth in these difficult economic times and we believe it will continue its growth due to the strength of its regularly scheduled programming.   While that continues, Mr. Cestari and his staff will be securing the technological components necessary to launch a separate new 3-D TV network under the banner of the AMG TV Network,” said Donaldson.

Some of the information contained in this filing contains "forward-looking statements". In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially as a result of risks facing Signet International Holdings, Inc., or actual results differing from the assumptions underlying such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet International Holdings, Inc.

Dated: April 15, 2010	By: /s/ Ernest W. Letiziano
Ernest W. Letiziano
President, Chief Executive Officer,
Chief Financial Officer and Director